EXHIBIT 4.5

NEW YORK COMMUNITY BANCORP, INC.

DESCRIPTION OF REGISTRANT’S SECURITIES REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT

As of December 31, 2019, New York Community Bancorp, Inc. (“NYCB”) had three classes of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”): (i) common stock; (ii) Bifurcated Option Note Unit SecuritiES(SM) (BONUSES(SM)) units (the “BONUSES Units”); and (iii) Depositary Shares, each representing a 1/40th interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock (the “Depositary Shares”). References to “we,” “us” or “our” mean New York Community Bancorp, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.5 is a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware, for additional information.

General

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 900,000,000 shares of its common stock, $0.01 par value, of which 467,346,781 shares were issued and outstanding as of December 31, 2019. NYCB is also authorized to issue 5,000,000 shares of preferred stock, $0.01 par value, of which 515,000 are issued and outstanding as of December 31, 2019, comprised of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as, and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, NYCB may pay dividends out of surplus or, if there is no surplus, out of our net profits for the fiscal year in which declared and/or for the preceding fiscal year. Dividends paid by our subsidiary Bank are the primary source of funds available to NYCB for payment of dividends to our stockholders and for other needs. Various federal and state laws and regulations limit the amount of dividends that our subsidiary Bank may pay to us. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant.

On a stand-alone basis, NYCB’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution, or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirety by reference to NYCB’s Amended and Restated Certificate of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of a class of voting stock, control of the election of a majority of the directors, or the power to exercise a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of a class of voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company. New York law generally requires the prior approval of the banking board of the New York State Department of Financial Services (“NYSDFS”) before a person, group of persons, or company may acquire 10% or more of the voting stock of NYCB or otherwise exercise a controlling influence. Generally under New York law, an existing bank holding company that controls 10% or more of the voting stock of two or more banking institutions located in New York would need prior NYSDFS approval before it acquired 5% or more of the voting stock of NYCB.

DESCRIPTION OF BIFURCATED OPTION NOTE UNIT SECURITIES(SM)(BONUSES(SM)) UNITS

The BONUSES units were issued in 2002 under a BONUSES unit agreement among NYCB, New York Community Capital Trust V, currently known as New York Community Capital Trust V-2009 (the “trust”) and Wilmington Trust Company, as warrant agent, property trustee and agent. The preferred security constituting part of each BONUSES unit was issued under an amended and restated declaration of trust (the “declaration of trust” or the “declaration”) among NYCB, Wilmington Trust Company, as property trustee and Delaware trustee, three administrative trustees and the holders of undivided beneficial interests in the assets of the trust. There are 4,105,481 BONUSES units outstanding as of December 31, 2019. The BONUSES units are listed in the New York Stock Exchange as “NYCB PU.”

The debentures constituting the sole assets of the trust were issued by NYCB under a supplemental indenture to an indenture between NYCB and Wilmington Trust Company, as debenture trustee. We refer to the indenture together with the supplemental indenture as the “indenture.” NYCB fully and unconditionally guarantees certain obligations of the trust pursuant to a preferred securities guarantee agreement (the “preferred securities guarantee” or the “guarantee”) among NYCB and Wilmington Trust Company, as guarantee trustee. The warrants constituting part of each BONUSES unit were issued pursuant to a warrant agreement (the “warrant agreement”) between NYCB and Wilmington Trust Company, as warrant agent.

General

Each BONUSES unit consists of:

•

a preferred security issued by the trust, having a stated liquidation preference of $50, which is subject to adjustment upon a remarketing following a reset event described below, representing an undivided beneficial ownership interest in the assets of the trust, which assets will consist solely of the debentures; and

•

a warrant to purchase shares of common stock of NYCB pursuant to a conversion ratio, subject to antidilution adjustments, at any time prior to May 7, 2051. The initial conversion ratio (the “conversion ratio”) was 1.4036 shares of common stock. The current conversion ratio (the “current conversion ratio”) is 2.4953 shares of common stock. The exercise price was initially $50, subject to adjustment. The conversion price (initially $35.62) is the exercise price divided by the conversion ratio.

At any time after issuance, the preferred security and the warrant components of each BONUSES unit may be separated by the holder thereof and transferred separately, and thereafter, any separated preferred security and warrant may be combined to form a BONUSES unit.

Distributions

Holders of BONUSES units are entitled to receive cumulative cash distributions payable on the related preferred securities by the trust at the rate of 6% of the liquidation preference per annum, payable quarterly in arrears, subject to reset upon a remarketing as described under “Description of the Debentures—Interest.” Cash distributions on the preferred securities will be payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2003, and payable on a remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions accumulated since November 4, 2002.

The ability of the trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from NYCB on the debentures. Interest on the debentures not paid on the scheduled quarterly interest payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions on the preferred securities will continue to accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.

Holders of BONUSES units will also be entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.

At all times, the distribution rate, the distribution dates and other payment dates for the BONUSES units correspond to the interest rate, interest payment dates and other payment dates on the debentures, which are the sole assets of the trust.

Distributions on the BONUSES units are paid only to the extent that payments are made in respect of the debentures and to the extent that the trust has funds available for the payment of such distributions. See “Description of the Debentures.” If NYCB does not make payments on the debentures, the trust will not have funds available to pay distributions on the BONUSES units.

So long as NYCB is not in default in the payment of interest on the debentures and a failed remarketing has not occurred, NYCB will have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. See “Description of Debentures—Option to Extend Interest Payment Period” below. During an extension period, no interest will be due and payable. As a consequence of each such extension, distributions on the BONUSES units would also be deferred by the trust for a corresponding period. Despite such a deferral, payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law.

Prior to the termination of any extension period, NYCB may further defer payments of interest by extending the interest payment period; provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period, subject to the above requirements.

In the event that NYCB exercises this right to defer payments of interest, then NYCB will not, and will not permit any subsidiary to:

•

declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of NYCB’s capital stock or any warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into or exchangeable for capital stock); or

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the debentures or make any payments with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks equally with or junior in interest to the debentures.

Notwithstanding the foregoing the following will be permitted:

•	repurchases, or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

•	dividends or distributions in either capital stock or rights to acquire capital stock of NYCB;

•	payments under the preferred securities guarantee; and

•

any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement.

Change of Control

If a change of control (as defined below) occurs, each holder of a BONUSES unit will have the right to:

•

require NYCB to redeem that holder’s related warrant on the date that is 45 days after the date NYCB gives notice at a redemption price in cash equal to 100% of the warrant value on the redemption date; and

•

exchange that holder’s related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security, and to require NYCB to repurchase such debenture on the date that is 225 days following the date on which NYCB notifies holders of the change of control (the “repurchase date”) at a repurchase price in cash equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

Within 30 days after the occurrence of a change of control, NYCB must give notice to each holder of a BONUSES unit and the unit agent of the transaction that constitutes the change of control and of the resulting redemption right and exchange and repurchase right.

To exercise the warrant redemption right, a BONUSES unit holder must deliver prior to or on the 30th day after the date of NYCB’s change of control notice irrevocable written notice to the warrant agent of the holder’s exercise of its redemption right.

To exercise the preferred security repurchase right, a holder must deliver no earlier than 180 days and no later than 210 days after the date of NYCB’s change of control notice irrevocable written notice to NYCB, the trust and the property trustee (in its capacity as property trustee and exchange agent) of the holder’s exercise of its repurchase right. The preferred securities will be exchanged for debentures no less than three business days prior to the repurchase date.

A “change of control” will be deemed to have occurred when any of the following has occurred:

•

the acquisition (other than open market purchases on any national securities exchange or the Nasdaq National Market on which NYCB’s capital stock is traded) by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of NYCB’s capital stock entitling that person to exercise 50% or more of the total voting power of all shares of NYCB’s capital stock entitled to vote generally in elections of directors, other than any such acquisition by NYCB, any of NYCB’s subsidiaries or any of NYCB’s employee benefit plans; or

•

the consolidation or merger of NYCB with or into any other person, any merger of another person into NYCB, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of NYCB’s properties and assets to another person, other than:

•

any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of NYCB’s capital stock and (B) notwithstanding such transaction, during any period of two consecutive years after such transaction individuals who at the beginning of such period constituted the board of directors of NYCB (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of NYCB was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) continue to constitute at least 50% of the board of directors of NYCB then in office; or

•

any merger solely for the purpose of changing NYCB’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

However, a change of control will not be deemed to have occurred if:

•

the closing sale price per share of NYCB’s common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first clause above, or the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the second clause above, equals or exceeds $39.18 (which equals 110% of the initial conversion price), subject to antidilution adjustments;

•

at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto);

•

either NYCB or the bank holding company resulting from or surviving the change of control (i) is not well-capitalized, as defined in 12 C.F.R. 225.2(r) or any successor provision, (ii) is not otherwise in compliance with the capital adequacy requirements of the Federal Reserve or (iii) has not received prior approval of the Federal Reserve to redeem the warrants or the preferred securities; or

•

any depository institution of NYCB or of the bank holding company resulting from or surviving the change of control is not well capitalized under the prompt corrective action regulations of the applicable regulatory authority.

Except as described above with respect to a change of control, the BONUSES unit agreement does not contain provisions that permit the holders of BONUSES units to require that NYCB redeem the warrants or repurchase the debentures in the event of a takeover, recapitalization or similar transaction. In addition, NYCB could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect NYCB’s capital structure or the value of NYCB’s common stock, but that would not constitute a change of control.

NYCB’s ability to redeem warrants or repurchase debentures upon the occurrence of a change of control is subject to important limitations. There can be no assurance that NYCB would have the financial resources, or would be able to arrange financing, to pay the redemption price or repurchase price for all the warrants and debentures, as the case may be, that might be delivered by holders of the BONUSES units seeking to exercise the redemption right and repurchase right. Any failure by NYCB to redeem the warrants or repurchase the debentures when required following a change of control would result in an event of default under the BONUSES unit agreement, the declaration of trust and the indenture.

Amendment and Modification of the BONUSES Unit Agreement

The BONUSES unit agreement may be amended by us and the BONUSES unit agent, without consent of the holders, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which we and the BONUSES unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

The BONUSES unit agreement contains provisions permitting us and the BONUSES unit agent, with the consent of the holders of a majority of the BONUSES units at the time outstanding, to modify the rights of the holders of the BONUSES units under the BONUSES unit agreement and the terms of the BONUSES unit agreement, except that no modification may, without the consent of the holder of each outstanding BONUSES unit affected thereby:

•	materially adversely affect the holders’ rights under any BONUSES unit; or

•	reduce the aforesaid percentage of outstanding BONUSES units the consent of holders of which is required for the modification or amendment of the provisions of the BONUSES unit agreement.

Description of the Preferred Securities Component of the BONUSES

The following is a summary of the terms of the preferred securities and does not purport to be complete. The terms of the preferred securities include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act. We urge you to read the declaration of trust (including the definitions of certain terms therein), the Delaware Statutory Trust Act (the “Trust Act”), and the Trust Indenture Act for additional information about the preferred securities.

Distributions

Cash distributions on the preferred securities are fixed at a rate per annum of 6% of the liquidation preference of $50 per preferred security, subject to reset in connection with a remarketing as described under “Description of the Debentures—Interest,” payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2003, and payable on a remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions have accumulated from November 4, 2002. At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities correspond to the interest rate, interest payment dates and other payment dates on the debentures. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate (“compounded distributions”).

The term “distribution” as used herein includes any regular quarterly distributions, together with any compounded distributions, unless otherwise stated. The amount of distributions payable for any period will be computed:

•	for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months;

•	for any period shorter than a full 90-day distribution period, on the basis of a 30-day month; and

•	for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, in the City of New York, or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) are payable to the holders thereof as their names appear in the register of the trust as of the close of business on the relevant record dates. Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the relevant record date. The defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the declaration of trust.

Holders of BONUSES units are entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holders of the debentures.

Distributions on the preferred securities will be paid only to the extent that payments are made in respect of the debentures held by the property trustee and to the extent that the trust has funds available for the payment of such distributions. See “Description of the Debentures.” If NYCB does not make payments on the debentures, the property trustee will not have funds available to make payments (including distributions) on the preferred securities.

So long as NYCB is not in default in the payment of interest on the debentures and a failed remarketing has not occurred, NYCB will have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. See “Description of Debentures—Option to Extend Interest Payment Period” below. As a consequence of each such extension, distributions on the preferred securities would also be deferred by the trust for a corresponding period. Despite such a deferral, payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law. The right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period.

Remarketing

A “remarketing event” will occur:

•	in connection with a redemption of the warrants by NYCB; or

•	on the expiration date of the warrants in connection with their expiration.

Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which the holders have opted not to participate in the remarketing, will be remarketed by an entity to be designated by NYCB as remarketing agent, initially Salomon Smith Barney, Inc. In the absence of an election to the contrary, holders of preferred securities—whether or not components of BONUSES units—will be deemed to have elected to participate in the remarketing. Under the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to remarket the participating preferred securities at a price no less than 100% of their accreted value as of the end of the day on the day before the remarketing date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the principal amount at maturity.

The proceeds from the remarketed preferred securities will be paid to the selling holders, unless the holders are BONUSES unit holders who have elected to exercise their warrants, in which case the proceeds will be applied to satisfy in full the exercise price of the warrants with any excess proceeds being paid to the selling holders.

In connection with a remarketing related to a redemption of the warrants:

•	the adjusted maturity of the debentures (and, as a result, the redemption date of the preferred securities) will become the date that is 180 days following the remarketing date;

•

the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day before the remarketing date (and as a result, the amount due at the adjusted redemption date of the preferred securities will be a corresponding amount); and

•	beginning on the remarketing date, the debentures will bear interest on their accreted value at the rate established in the remarketing.

In connection with a remarketing related to the expiration of the warrants:

•

the maturity date of the debentures (and, as a result, the redemption date of the preferred securities) will continue to be the scheduled maturity date, which will be 180 days following the remarketing date; and

•	beginning on the remarketing date, the debentures will bear interest on their accreted value, which at that time will equal $50, at the rate established in the remarketing.

Accordingly, holders of preferred securities—whether or not components of BONUSES units—that elect not to participate in the remarketing will receive:

•	distributions on their preferred securities for 180 days at the rate equal to the rate established in the remarketing; and

•	the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 180 days after the remarketing date.

Remarketing Procedures

Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.

Remarketing in Connection with an Optional or Special Event Redemption

In the event of a remarketing in connection with an optional or special event redemption of the warrants, NYCB must cause written notice of the remarketing to be given to the holders of the BONUSES units and the preferred securities at the same time as notice of the related redemption is given by NYCB to the holders of the BONUSES units and warrants. See “Description of the Warrants—Optional Redemption—Procedures” and “—Redemption Upon Special Event.” The remarketing date will be two business days prior to the redemption date. The remarketing settlement date will be the redemption date.

It is a condition precedent to the remarketing that, as of the date on which NYCB elects to cause a remarketing of the preferred securities and on the remarketing date, no deferral of distributions to holders of the preferred securities as a result of NYCB electing to extend interest payments on the debentures and no event of default under the declaration of trust shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied.

Remarketing in Connection with the Expiration of the Warrants

If not previously remarketed in connection with a redemption of the warrants by NYCB, the preferred securities will be remarketed two business days prior to the expiration date in connection with the expiration of the warrants. No further action will be required of NYCB to select such date or give notice of such date. The remarketing date will be two business days prior to the expiration date. The remarketing settlement date will be the expiration date.

Absent an extension, the warrants will expire on May 7, 2051, the settlement date for a remarketing in connection with the expiration of the warrants.

If a remarketing of the preferred securities does not occur on the second business day prior to the expiration date for any reason, the administrative trustees will give notice thereof to all holders of preferred securities (whether or not a component of a BONUSES unit) prior to the close of business on the business day following the remarketing date. In such event:

•	beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

•	the interest rate on the accreted value of the debentures will be equal to 11.10%, and, as a result, the distribution rate on the preferred securities will increase correspondingly; and

•	the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 180 days after the remarketing date.

A Failed Remarketing

If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for purchase, a “failed remarketing” will have occurred. The administrative trustees will give notice of a failed remarketing to NYCB and all holders of preferred securities (whether or not a component of a BONUSES unit) prior to the close of business on the business day following the remarketing date.

Upon a failed remarketing:

•	beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

•	the interest rate on the accreted value of the debentures will be equal to 11.10%, and, as a result, the distribution rate on the accreted value of preferred securities will increase correspondingly;

•

the stated maturity of the accreted value of the debentures and the redemption date of the accreted value of the preferred securities will become the date which is 180 days after the failed remarketing date; and

•	NYCB will no longer have the option to defer interest payments on the debentures.

A successful remarketing is not a condition to a redemption of the warrants, see “Description of the Warrant—Optional Redemption,” and the warrantholder will have the option to exercise its warrants in lieu of such redemption.

General

The following common provisions apply to any remarketing.

Unless holders of preferred securities elect not to have their preferred securities remarketed, all preferred securities will be remarketed on the remarketing date. A holder may elect not to have its preferred securities remarketed by notifying the remarketing agent of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the reset rate (as defined below) is established in the remarketing. Not later than 5:00 p.m., New York City time, on the business day before the remarketing date, the property trustee and the BONUSES unit agent, as applicable, shall notify the trust, NYCB and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.

Reset Rate

If none of the holders elects to have preferred securities remarketed in the remarketing, the reset rate will be the rate determined by the remarketing agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the remarketing date and the modifications to the maturity date of the debentures and the expiration date of the warrants will be effective as of the remarketing date. If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for purchase at a price of no less than 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing date, the remarketing agent will determine the reset rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent determines, in its sole judgment, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.

The right of each holder to have preferred securities tendered for purchase will be limited to the extent that:

•	the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

•	the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

•	the purchaser or purchasers deliver the purchase price therefor to the remarketing agent.

The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither NYCB nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.

NYCB will be liable for any and all costs and expenses incurred in connection with the remarketing.

In connection with a remarketing of the preferred securities, and at any time thereafter, a purchaser may elect to receive a debenture in lieu of preferred securities. See “—Exchange.”

Remarketing Agent

The remarketing agent will be determined by NYCB and will initially be Salomon Smith Barney, Inc. The remarketing agreement will provide that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for purchase in the remarketing at a price of no less than 100% of their accreted value as of the end of the day on the day before the remarketing date. Under certain circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

The remarketing agreement will also provide that the remarketing agent will incur no liability to NYCB or to any holder of the BONUSES units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. NYCB will pay the fee of the remarketing agent.

NYCB will agree to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the remarketing agreement.

The remarketing agreement also will provide that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by NYCB as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with NYCB. In that case, NYCB will use reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.

Limited Right to Repurchase

If a holder of BONUSES units exercises its warrants, other than an exercise in lieu of a redemption of the warrants (see “Description of the Warrants—Optional Redemption” and “Description of the Warrants—Exercise of Warrants”), such holder will have the right, on the next special distribution date that is no less than 180 days following the exercise date of its warrants, to require the trust to exchange the preferred securities related to such exercised warrants for debentures having a principal amount at maturity equal to the liquidation preference of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to such date and to require NYCB to contemporaneously repurchase the exchanged debentures at their principal amount at maturity plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. In order to effect a repurchase of debentures, a BONUSES unit holder must:

•

provide the administrative trustees and NYCB with notice of its election to require an exchange of preferred securities and repurchase of debentures to the trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected;

•	specify the number of the preferred securities to be exchanged for debentures by the trust; and

•

certify to the trust, the administrative trustees and NYCB that such holder has exercised warrants having an exercise price no less than the liquidation preference of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

On the repurchase date, NYCB will pay to the holders in redemption of an aggregate principal amount of debentures having a principal amount at maturity equal to the liquidation preference of preferred securities that were exchanged, such principal amount at maturity together with accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date. The fifteenth day of each calendar month will be a “special distribution date.”

Redemption

Upon the repayment of the debentures held by the trust, whether at stated maturity (as adjusted in connection with a remarketing described above) or otherwise, the proceeds from such repayment will be applied by the property trustee to redeem a like aggregate liquidation amount of the preferred securities. If less than all of the debentures held by the trust are to be repaid, then, except as described under “—Subordination of Common Securities of the Trust,” and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the preferred securities.

Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See “—Exchange.” Also, in connection with a liquidation of the trust, the debentures will be distributed to the holders of preferred securities. See “—Distribution of Debentures Upon Tax Event or Investment Company Event” and “—Liquidation Distribution Upon Dissolution.” In any such event, payments after an exchange made by NYCB on account of the debentures will be paid to the holders of the debentures.

Redemption Procedures

The redemption price for the preferred securities will be, in the absence of a remarketing, the stated liquidation preference of $50, plus accumulated but unpaid distributions; or, in the event of a successful remarketing prior to maturity, the preferred securities’ accreted value (the “redemption price”) and will be paid with the applicable proceeds from the contemporaneous payment of the debentures. Redemptions of the preferred securities will be made and the redemption price will be payable on the redemption date only to the extent that the trust has sufficient consideration available for the payment of such redemption price. See “—Subordination of Common Securities of the Trust.”

Distributions payable on or prior to the redemption date for any preferred securities will be payable to the holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of preferred securities called for redemption will cease, except the right of the holders of preferred securities to receive the redemption price, but without interest on such redemption price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any, such delay), except that if such business day falls in the next year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by NYCB pursuant to the preferred securities guarantee as described under “Description of the Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the trust for the preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See “—Distributions.”

Subject to applicable law, NYCB or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

If preferred securities are represented by one or more global certificates, they will be redeemed as described under “Book-Entry-Only Issuance.”

Change of Control

If a change of control (as defined under “Description of the BONUSES units”) occurs, each holder of a preferred security will have the right to exchange any or all of that holder’s preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require NYCB to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder’s preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.

Within 30 days after the occurrence of a change of control, NYCB must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the change of control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver no earlier than 180 days and no later than 210 days after the date of NYCB’s irrevocable written notice to NYCB, the trust, the property trustee and exchange agent of the holder’s exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date. The repurchase date will be the date that is 225 days after the date on which the change in control notice is given.

Except as described above with respect to a change of control, the declaration of trust does not contain provisions that permit the holders of preferred securities to require the trust to exchange preferred securities for debentures and NYCB to repurchase the debentures in the event of a takeover, recapitalizations or similar transaction. In addition, NYCB could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect NYCB’s capital structure or the value of NYCB’s common stock, but that would not constitute a change of control.

NYCB’s ability to repurchase debentures upon the occurrence of a change of control is subject to important limitations. There can be no assurance that NYCB would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by NYCB to repurchase the debentures when required following a change of control would result in an event of default under the declaration of trust.

Exchange

In connection with a remarketing of the preferred securities and at any time thereafter, a purchaser may exchange its preferred securities for debentures, assuming compliance with applicable securities laws. In such event, the administrative trustees will cause debentures held by the property trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities purchased by such purchaser and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities purchased by such purchaser, and having the same record date for payment as the preferred securities, to be distributed to such purchaser in exchange for such holders’ pro rata interest in the trust. In such event, the debentures held by the trust will decrease by the amount of debentures delivered to the purchaser of preferred securities.

Distribution of Debentures Upon Tax Event or Investment Company Event

If, at any time, either a tax event or an investment company event occurs, the administrative trustees may, with the consent of NYCB except in certain limited circumstances, dissolve the trust and, after satisfaction of liabilities to creditors, cause debentures held by the property trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities, with an interest rate identical to the distribution rate of the preferred securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities, and having the same record date for payment as the preferred securities, to be distributed to the holders of the preferred securities and the common securities of the trust in liquidation of such holders’ interests in the trust on a pro rata basis within 90 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on:

•

the administrative trustees’ receipt of an opinion of independent counsel to the effect that the holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the trust and the distribution of debentures (a “no recognition opinion”); and

•

NYCB or the trust being unable to eliminate, which elimination shall be complete within a 90-day period, such event by taking some ministerial action (such as filing a form or making an election, or pursuing some other reasonable measure) that has no material adverse effect on the trust, NYCB or the holders of the preferred securities or does not subject any of them to more than de minimis regulatory requirements.

If a tax event or an investment company event occurs and the administrative trustees shall have been informed by an independent law firm that such firm cannot deliver a no recognition opinion to the trust, NYCB shall have the right to cause a remarketing of the preferred securities as described under “—Remarketing” within 90 days following the occurrence of such event.

Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain tax events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event NYCB could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

If NYCB does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a tax event has occurred and is continuing, under the indenture, NYCB will be obligated to pay any taxes, duties, assessments and other governmental charges to which the trust has become subject as a result of a tax event. See “Description of the Debentures—Payment of Expenses of the Trust.”

Subordination of Common Securities of the Trust

Payment of distributions on, and the redemption price of, the trust securities, the preferred securities and common securities, as applicable (collectively, the “trust securities”), shall be made pro rata based on the liquidation amount of such trust securities; provided, however, that if on any distribution date an indenture event of default (as defined below under “—Trust Enforements Events”) shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the common securities of the trust, and no other payment on account of the redemption, liquidation or other acquisition of the common securities of the trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

Liquidation Distribution Upon Dissolution

Pursuant to the declaration of the trust, the trust shall automatically dissolve on the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of NYCB, (2) the distribution of the debentures to the holders of the preferred securities, (3) the redemption of all of the common and preferred securities and (4) the entry by a court of competent jurisdiction of an order for the dissolution of the trust. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the trust (each a “liquidation”), the holders of the trust securities on the date of the liquidation will be entitled to receive, out of the assets of the trust available for distribution to holders of trust securities after satisfaction of the trust’s liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the trust securities plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “liquidation distribution”), unless, in connection with such liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such preferred securities shall be distributed on a pro rata basis to the holders of the trust securities in exchange for the trust securities. If liquidation distributions can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the preferred securities shall be paid on a pro rata basis so that the holders of the common securities of the trust will be entitled to receive distributions upon any such liquidation pro rata with the holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the trust with regard to liquidation distributions.

After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:

•	the preferred securities will no longer be deemed to be outstanding;

•

if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

•

any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having an aggregate principal amount equal to the aggregate liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation, at which time NYCB will issue to such holder, and the debenture trustee will authenticate, a certificate representing such debentures.

Trust Enforcement Events

An event of default under the indenture (an “indenture event of default”) constitutes an event of default under the declaration of trust with respect to the trust securities (a “trust enforcement event”). See “Description of the Debentures—Indenture Events of Default.”

Upon the occurrence and continuance of a trust enforcement event, the property trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. NYCB and the trust are each required to file annually with the property trustee an officer’s certificate as to its compliance with all conditions and covenants under the declaration of trust. If the property trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against NYCB to enforce the property trustee’s rights under the debentures. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of NYCB to pay the principal of or premium, if any, or interest on the debentures on the date such principal, premium or interest is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action against NYCB for payment after the respective due date specified in the debentures. Except as provided in this paragraph, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Pursuant to the declaration of trust, the holder of the common securities of the trust will be deemed to have waived any trust enforcement event with respect to the common securities of the trust until all trust enforcement events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all trust enforcement events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.

Voting Rights, Amendment of the Declaration

Except as provided below and other than as required by law and the declaration of trust, the holders of the preferred securities will have no voting rights. So long as any debentures are held by the property trustee, the holders of a majority in liquidation amount of the preferred securities, voting separately as a class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the debentures, to:

•	exercise the remedies available to it under the indenture as a holder of the debentures;

•	consent to any amendment or modification of the indenture or the debentures where such consent shall be required; or

•	waive any past default and its consequences that is available under the indenture.

Provided, however, that if an indenture event of default has occurred and is continuing, then the holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.

The property trustee shall notify each holder of the preferred securities of any notice of any indenture event of default which it receives from NYCB with respect to the debentures. The notice shall also state that the event of default also constitutes a trust enforcement event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of a nationally recognized independent tax counsel, to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and that each holder will be treated as owning an undivided beneficial ownership interest in the debentures.

If the consent of the property trustee as holder of the debentures is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the written direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of more than a majority of the aggregate principal amount of debentures affected thereby, however, the property trustee may only give that consent at the direction of the holders of the percentage of the aggregate liquidation amount of the trust securities which is at least equal to the percentage required under the indenture. The property trustee is not required to take any such action in accordance with the direction of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding trust enforcement event.

The declaration of trust may be amended from time to time by NYCB and a majority of the administrative trustees (and in certain circumstances the property trustee and the Delaware Trustee), without the consent of the holders of the preferred securities,

•

to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that shall not be inconsistent with the other provisions of the declaration of trust;

•	to add to the covenants, restrictions or obligations of NYCB its capacity as sponsor of the trust;

•

to conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 under the 1940 Act by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the trust securities;

•

to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the 1940 Act; or

•	to facilitate the tendering, remarketing and settlement of the preferred securities.

Provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of trust securities, and any amendments of the declaration of trust shall become effective when notice thereof is given to the holders of trust securities.

The declaration of trust may be amended by NYCB, a majority of the administrative trustees and the consent of holders representing not less than 66 2/3% in liquidation amount of the outstanding preferred securities if such amendment would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration of trust or otherwise or would result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the declaration of trust; provided that if any amendment would adversely affect only the preferred securities or the common securities of the trust, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of trust securities affected thereby.

In any event, without the consent of each holder of trust securities affected thereby, the declaration of trust may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date;

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date; or

•	change the right of any BONUSES unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under “—Limited Right to Repurchase.”

Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel the preferred securities in accordance with the declaration of trust or to distribute the debentures in accordance with the indenture.

Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

Registrar and Transfer Agent

Wilmington Trust Company, the property trustee, will also act as registrar and transfer agent for the preferred securities. Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the trust will not be required to:

•

issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any preferred securities so selected for redemption, except in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after such trust enforcement event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Payment and Paying Agent

Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the “preferred securities paying agent”) shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and NYCB. The preferred securities paying agent shall be permitted to resign as preferred securities paying agent upon 30 days’ written notice to the administrative trustees. In the event that the property trustee shall no longer be the preferred securities paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to NYCB) to act as preferred securities paying agent.

Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate with, convert into, amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The trust may, at the request of NYCB, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the Delaware Trustee or the property trustee, merge with or into, consolidate with, convert into, amalgamate with, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

•

such successor entity (if not the trust) either expressly assumes all of the obligations of the trust with respect to the preferred securities and the common securities of the trust or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the “successor securities”) so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	if the trust is not the successor entity, NYCB expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

•

any successor securities are listed (or eligible for trading), or any successor securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease;

•

such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

•	such successor entity (if not the trust) has a purpose identical in all material respects to that of the trust;

•

prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, NYCB has received an opinion of counsel to the trust, rendered by an independent law firm experienced in such matters, to the effect that (A) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect and (B) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, (1) neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act and (2) the trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

•

NYCB or any permitted successor or assignee owns all of the common securities of the trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the preferred securities guarantee; and

•	such successor entity expressly assumes all of the obligations of the trust.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the preferred securities, merge with or into, consolidate with, convert into, amalgamate with, be replaced by or convey, transfer or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to merge with or into, consolidate with, convert into, amalgamate with, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety, if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause each holder of the preferred securities not to be treated as owning an undivided beneficial ownership interest in the debentures.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware Trustee or any administrative trustee that is not a natural person may be merged or converted or with which such trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration of trust; provided that such corporation shall be otherwise qualified and eligible.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an “investment company” required to be registered under the 1940 Act or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of NYCB for United States federal income tax purposes. NYCB and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of trust or the declaration of trust, that NYCB and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

The trust may not borrow money, issue debt, reinvest proceeds derived from investments, or mortgage or pledge any of its assets. In addition, the trust may not undertake any activity that would cause the trust not to be classified as a grantor trust for United States federal income tax purposes

Description of the Debentures

The following description is subject to, and is qualified in its entirety by reference to, the first supplemental indenture, which we refer to in this exhibit as the “supplemental indenture,” and the indenture. We urge you to read the indenture (including definitions of terms used therein) for additional information.

General

The debentures are not subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including “compounded interest” (as defined herein), if any, on November 1, 2051, unless such maturity date is earlier in connection with a remarketing of the preferred securities as described under “Description of the Preferred Securities—Remarketing,” in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.

Debentures were initially issued as a global certificate. See “Book-Entry-Only Issuance.” Under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. Payments on debentures issued as a global certificate are made through the paying agent for the debentures to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the debenture trustee in New York, New York; provided that payment of interest may be made at the option of NYCB by check mailed to the address of the holder entitled thereto. Notwithstanding the foregoing, so long as the beneficial holder of the debentures is the property trustee, the payment of principal, premium, if any, and interest on the debentures held by the property trustee will be made through DTC to such account as may be designated by the property trustee.

If a holder of BONUSES units exercises its warrants, other than an exercise in lieu of a redemption of warrants, that holder will have the right to require the trust to exchange its preferred securities for debentures and require NYCB to repurchase its debentures as described in “Description of the Preferred Securities—Limited Right to Repurchase.”

Under certain circumstances involving the dissolution of the trust, including following the occurrence of a tax event or an investment company event, debentures may be distributed to the holders of the preferred securities in liquidation of the trust, unless the preferred securities are otherwise redeemed in connection with such event. See “Description of the Preferred Securities—Distribution of Debentures Upon Tax or Investment Company Event.”

Subordination

The payment of principal of and interest on the debentures will be, to the extent provided in the indenture, subordinate to the prior payment in full of all “senior indebtedness” (as defined below).

Upon any payment or distribution of assets of NYCB to creditors resulting from any liquidation, dissolution, winding up or reorganization of, or any insolvency proceedings involving, NYCB, or any assignment by NYCB for the benefit of its creditors or any other marshaling of the assets and liabilities of NYCB, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the debentures will be entitled to receive any payment upon the principal of, premium, if any, or interest on the debentures.

Upon the happening and during the continuance of a default on any senior indebtedness (other than a default described in clause (1) and (2) below) that occurs and is continuing that permits the holders of such senior indebtedness to accelerate its maturity, and following receipt by NYCB and the trustee of the notice provided for by the indenture, no payment may be made on the debentures for a period of up to 179 days after receipt of such notice, unless such default is cured or waived or such senior indebtedness has been paid in full. No payment of principal of, premium, if any, or interest on the debentures may be made (1) if any senior indebtedness of NYCB is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (2) if the maturity of any senior indebtedness has been accelerated because of a default.

By reason of this subordination, in the event of NYCB’s bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than the other creditors of NYCB. Such subordination will not prevent the occurrence of an event of default under the indenture.

Subject to the qualifications described below, the term “senior indebtedness” includes principal of, premium, if any, and interest on:

•	all indebtedness of NYCB for money borrowed or incurred in connection with the acquisition of properties or assets;

•	all obligations of NYCB under leases required or permitted to be capitalized under generally accepted accounting principles;

•	any indebtedness of others of the kinds described above for which NYCB is liable as guarantor or otherwise; and

•	amendments, renewals, extensions and refundings of any such indebtedness.

Senior indebtedness does not include:

•

any indebtedness in which the instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the debentures;

•	trade accounts payable in the ordinary course of business; and

•

any series of subordinated debt securities, whether currently outstanding or created, assumed or incurred at a later date, initially issued to any trust, partnerships or other entities affiliated with NYCB in connection with an issuance of securities similar to the preferred securities.

In the event that notwithstanding any of the foregoing prohibitions the trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures, such payment or distribution will be paid over and delivered to the holders of senior indebtedness or, in the case of a bankruptcy, insolvency or similar proceeding of NYCB, to the trustee, receiver or other person making payment or distribution of the assets of NYCB. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock and certain subordinated securities of NYCB) upon conversion of a debenture will be determined to constitute payment on account of the principal of such debenture.

Both the preferred securities guarantee and the debentures will be structurally subordinated to all obligations of NYCB’s subsidiaries.

NYCB only has a stockholder’s claim in the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of NYCB’s subsidiaries have against those subsidiaries, including in the case of subsidiaries that are depository institutions, its depositors and the Federal Deposit Insurance Corporation. Holders of the debentures and beneficiaries of the preferred securities guarantee will only be creditors of NYCB. Such holders will not be creditors of NYCB’s subsidiaries, where most of NYCB’s consolidated assets are located. All of NYCB’s subsidiaries’ existing and future liabilities, including any claims of trade creditors and preferred stockholders, will be effectively senior to the preferred securities guarantee and the debentures.

NYCB’s operations (other than certain investments) are conducted through its subsidiaries. Therefore, NYCB’s ability to service its debt, including the preferred securities guarantee and the debentures, primarily depends upon the earnings of these subsidiaries, primarily the Bank, and their ability to distribute those earnings as dividends, loans or other payments to NYCB. Certain laws restrict the ability of NYCB’s subsidiaries to pay dividends and make loans and advances to it. In particular, dividends by the Bank are restricted under the laws and regulations applicable to New York -state chartered savings banks and bank holding companies. NYCB will not be able to use the earnings of its depository subsidiaries subject to distribution restrictions to make payments on the preferred securities guarantee and the debentures, except to the extent the restrictions are satisfied. Any of the situations described above could make it more difficult for NYCB to service the debentures or the preferred securities guarantee.

The indenture will not limit the amount of additional indebtedness, including senior indebtedness, which NYCB can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness which any subsidiary of NYCB can create, incur, assume or guarantee.

Certain Covenants of NYCB

Except as otherwise provided in the indenture, for so long as the debentures are held by the property trustee, NYCB will covenant:

•	to directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB under the indenture succeeds to NYCB’s ownership of the common securities;

•

to use its reasonable efforts to cause the trust to remain a statutory trust, except in connection with the distribution of the debentures to holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or certain mergers, consolidations, conversions or amalgamations, each as permitted by the declaration of trust, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust and otherwise continued to be classified as a grantor trust for U.S. federal income tax purposes;

•	to use its commercially reasonable efforts to ensure that the trust will not be an “investment company” for purposes of the 1940 Act;

•

to take no action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

•	use its reasonable best efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the debentures.

Redemption

NYCB will not have the right to redeem the debentures in whole or in part at any time. If a holder of BONUSES units exercises its warrants, other than an exercise in lieu of a redemption of warrants, that holder will have the right to require the trust to exchange its preferred securities for debentures and require NYCB to repurchase its debentures as described in “Description of the Preferred Securities—Limited Right to Repurchase.”

Interest

Each debenture bears interest on the stated principal amount thereof at the rate of 6% per annum, subject to adjustment as described below and under “Description of the Preferred Securities—Remarketing,” from and including November 4, 2002. Interest is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on February 1, 2003, to the person in whose name such debenture is registered, subject to certain exceptions, at the close of business on the business day before such interest payment date. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, NYCB shall have the right to select record dates, which shall be at least one business day before an interest payment date.

The amount of interest payable for any full 90-day quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full 90-day quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

If a remarketing event, as defined under “Description of Preferred Securities—Remarketing,” occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the reset rate, as defined under “Description of Preferred Securities—Remarketing General,” from the remarketing date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing, as described in “Description of the Preferred Securities—Remarketing,” interest will accrue on the accreted value of the debentures at a rate of 11.10% from the failed remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing).

Terms Upon Remarketing of Preferred Securities; Failed Remarketing

In connection with a remarketing of the preferred securities as described in “Description of the Preferred Securities—Remarketing”:

•	the aggregate accreted value of the debentures as of the end of the day before the remarketing date will become due and payable on the date which is 180 days after the remarketing date; and

•	the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing.

In the event of a failed remarketing as described in “Description of the Preferred Securities—Remarketing— Remarketing Procedures—A Failed Remarketing”:

•

the interest rate on accreted value of the debentures as of the end of the day before the remarketing date will equal 11.10% from the failed remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing);

•	the aggregate accreted value of the debentures will become due and payable on the date which is 180 days after the failed remarketing date; and

•	NYCB may not defer interest payments on the debentures.

In the event debentures are distributed to holders of preferred securities, the provisions describing the remarketing of the preferred securities shall apply to the debentures.

Option to Extend Interest Payment Period

So long as NYCB is not in default under the indenture and a failed remarketing has not occurred, NYCB will have the right, at any time, and from time to time during the term of the debentures, to defer payments of interest by extending the interest payment period for a period (the “extension period”) not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. No extension period shall end on a date other than an interest payment date. The extension period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. Despite such deferral, interest will continue to accrue. At the end of the extension period, NYCB shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the then applicable rate for the debentures to the extent permitted by applicable law (“compounded interest”). Prior to the termination of any extension period, NYCB may further extend such extension period; provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period, subject to the above requirements.

During any such extension period, NYCB shall not, and shall not permit any subsidiary to:

•

declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of NYCB’s capital stock or any warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into or exchangeable for capital stock); or

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the debentures or make any payments with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks on a parity with or junior in interest to the debentures;

Other than:

•	dividends or distributions in capital stock or rights to acquire capital stock of NYCB;

•	payments under the preferred securities guarantee;

•

any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement;

•	repurchases or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB; and

•

repurchases of capital stock of NYCB in connection with the satisfaction by NYCB of its obligations pursuant to any acquisitions of businesses made by NYCB (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

If the property trustee is the only holder of the debentures, NYCB will give the administrative trustees, the property trustee and the debenture trustee notice of its election of such extension period at least one business day prior to the earlier of (1) the next date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such extension period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. If the property trustee shall not be the holder of the debentures, NYCB shall give the holders of the debentures notice of its election of such extension period at least 10 business days prior to the earlier of (1) the interest payment date for the first quarter of such extension period or (2) the date upon which NYCB is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.

Prior to the exercise of its right to cause a remarketing of the debentures, NYCB must pay all deferred interest and compounded interest thereon so that no amounts are then owing on the debentures.

Payment of Expenses of the Trust

Under the terms of the indenture, NYCB has agreed to pay all fees and expenses related to the organization and operations of the trust (including any taxes, duties, assessments or other governmental charges of whatever nature imposed on the trust by the United States or any other taxing authority) and the offering of preferred securities and be responsible for all debts and obligations of the trust (other than with respect to the trust securities), so that the net amounts received, retained or paid by the trust after paying such fees, expenses, debts and obligations will be equal to the amounts the trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the trust. The foregoing obligations of NYCB are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each a “creditor”) whether or not such creditor has received notice thereof. Any such creditor may enforce such obligations of NYCB directly against NYCB, and NYCB irrevocably waives any right or remedy to require that any such creditor take any action against the trust or any other person before proceeding against NYCB. NYCB shall execute such additional agreements as may be necessary to give full effect to the foregoing.

Consolidation, Merger and Sale of Assets

Except as otherwise provided in the indenture, NYCB may not merge or consolidate with or sell or convey all or substantially all of its assets to any person or entity unless:

•

the successor corporation (if other than NYCB) is a corporation organized under the laws of any State of the United States, and such successor company assumes NYCB’s obligations under the debentures and the indenture; and

•	immediately after giving effect to such transaction, no indenture event of default shall have occurred and be continuing.

Indenture Events of Default

Any one of the following events will constitute an indenture event of default with respect to the debentures:

•

default in the payment of any interest on the debentures when due and payable, if continued for 30 days after written notice has been given as provided in the indenture, whether or not such payment is prohibited by the subordination provisions of the indenture and the debentures; provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

•

default in the payment of principal of (or premium, if any, on) the debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the indenture and the debentures;

•

failure to perform any other covenant of NYCB in the indenture or the debentures (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than the debentures), if continued for 90 days after written notice has been given as provided in the indenture;

•	certain events of bankruptcy, insolvency or liquidation involving NYCB; or

•

the voluntary or involuntary dissolution, winding-up, or termination of the trust, except in connection with (A) the distribution of debentures to the holders of trust securities in liquidation of the trust or their interest in the trust, (B) the redemption of all outstanding trust securities and (C) certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right under the indenture to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An indenture event of default also constitutes a trust enforcement event. The holders of preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. In addition, if the property trustee fails to enforce its rights under the debentures any holder of preferred securities may institute a legal proceeding against NYCB to enforce the property trustee’s rights under the debentures. See “Description of the Preferred Securities—Trust Enforcement Events” and “Description of the Preferred Securities—Voting Rights, Amendment of the Declaration.” Notwithstanding the foregoing, if an indenture event of default has occurred and is continuing and such event is attributable to the failure of NYCB to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, NYCB acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by NYCB in connection with a direct action, NYCB shall remain obligated to pay the principal of or interest on the debentures held by the trust or the property trustee. The holders of preferred securities will not be able to exercise directly any other available to the holders of the debentures.

If any indenture event of default shall occur and be continuing and the debentures have been distributed to the holders of the trust securities upon a liquidation of the trust, the holders of not less than 25% in aggregate principal amount of the debentures will have the right to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce their other rights as a creditor with respect to the debentures.

Defeasance

The obligations of NYCB with respect to the payment of the principal, premium, if any, and interest on, the debentures will terminate if NYCB irrevocably deposits or causes to be deposited with the debenture trustee, under the terms of an escrow trust agreement satisfactory to the debenture trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debentures,

•	money;

•

U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the debentures; or

•	a combination of the foregoing, sufficient to pay and discharge each installment of principal, premium, if any, and interest on the debentures.

The discharge of the debentures is subject to certain other conditions, including, without limitation,

•

no indenture event of default or event (including such deposit) which with notice or lapse of time would become an indenture event of default shall have occurred and be continuing on the date of such deposit;

•

such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon NYCB or its subsidiaries or any of their properties; and

•

NYCB shall have delivered to the debenture trustee an opinion of independent tax counsel or a private letter ruling by the IRS satisfactory to the debenture trustee to the effect that holders of the debentures will not recognize income, gain or loss for United States federal income tax purposes if NYCB makes such deposit.

Notwithstanding a defeasance of the debentures, NYCB will continue to have the right to cause a remarketing of the debentures so long as the amounts described above are expected to be on deposit in the escrow trust account as of such modified maturity date.

Modification of Indenture

The indenture provides that NYCB and the debenture trustee may, without the consent of any holders of debentures, enter into supplemental indentures for the purposes, among other things, of adding to NYCB’s covenants, adding additional indenture events of default, or curing ambiguities or inconsistencies in such indenture, or making other changes to the indenture or form or terms of the debentures; provided that such action does not have a material adverse effect on the interests of the holders of the debentures. In addition, modifications and amendments of the indenture may be made by NYCB and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the debentures and all other series of debt securities issued under the indenture then outstanding affected, acting as one class, by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of debentures outstanding that is affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on the debentures;

•	reduce the principal, premium, if any, or interest on any debentures; . change the place of payment where the debentures or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debentures;

•

reduce the percentage in principal amount of the debentures then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	change any obligation of NYCB to maintain an office or agency in the places and for the purposes required by the indenture; or

•	modify any of the above provisions;

•

provided, further, that if the debentures are held by a trust or a trustee of a trust, no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the trust securities shall have consented to such modification or amendment; provided, further, that where a consent under the indenture would require the consent of the holders of more than 66 2/3% of the principal amount of the debentures, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the trust securities shall have consented to such modification or amendment.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of preferred securities shall have consented to such waiver, provided, further, that where a consent under the indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the preferred securities shall have consented to such waiver.

Meetings and Voting

A meeting may be called at any time by the debenture trustee, and shall be called upon request, by NYCB pursuant to a resolution of the board of directors of NYCB or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Except as described under “—Modification of Indenture” and “—Waiver of Default,” a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of debentures then outstanding is present may be adopted by the affirmative vote of the lesser of:

•	the holders of a majority in principal amount of the debentures then outstanding; or

•	the holders of 66 2/3 principal amount of the debentures then outstanding represented and voting at the meeting.

Provided, however, that if any consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of:

•	the holders of such specified percentage in principal amount of the debentures then outstanding; or

•	a majority in principal amount of debentures then outstanding of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of debentures duly held in accordance with the indenture will be binding on all holders of debentures whether or not present or represented at the meeting.

Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of debentures will be persons holding or representing a majority in principal amount of the debentures then outstanding.

Governing Law

The indenture and the debentures will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

The indenture provides that NYCB, as borrower, will pay all fees and expenses related to:

•	the issuance and exchange of the trust securities and the debentures;

•	the organization, maintenance and dissolution of the trust;

•	the retention of the trustees;

•	the enforcement by the property trustee of its rights as a holder of debentures; and

•	all taxes and charges of whatever nature directly imposed on the trust.

In addition, NYCB will be primarily liable for any indemnification obligations with respect to the declaration of trust.

NYCB has the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of NYCB, provided that in the event of any such assignment, NYCB will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

Description of the Preferred Securities Guarantee

Set forth below is a summary of information concerning the preferred securities guarantee executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities. The summary does not purport to be complete and is qualified in its entirety by the preferred securities guarantee.

The preferred securities guarantee is qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company acts as the guarantee trustee for purposes of the Trust Indenture Act. The terms of the preferred securities guarantee are those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. We urge you to read the preferred securities guarantee and the related provisions of the Trust Indenture Act for additional information. The preferred securities guarantee are held by the guarantee trustee for the benefit of the holders of the preferred securities of the trust.

General

NYCB has irrevocably and unconditionally agreed, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or, counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as “guarantee payments,” will be guaranteed by NYCB, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

•

the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

•	the aggregate accreted value of the preferred securities and all accrued and unpaid distributions on the preferred securities to the date of payment; or

•	the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

NYCB’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

The preferred securities guarantee will not apply to any payment of distributions, except to the extent the trust will have funds available for those payments. If NYCB does not make interest payments on the debentures held by the trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

The preferred securities guarantee, when taken together with NYCB’s obligations under the debenture, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the preferred securities guarantee, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of NYCB

NYCB has agreed that, so long as any preferred securities of the trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture, or if NYCB has exercised its option to defer interest payments on the debentures by extending the interest payment period and that period or extension of that period is continuing, then:

•

NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the debentures other than:

•	repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

•	as a result of an exchange or conversion of any class or series of NYCB’s capital stock for any other class or series of NYCB’s capital stock; or

•	the purchase of fractional interests in shares of NYCB’s capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantee; Assignment

The preferred securities guarantee agreement may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

The preferred securities guarantee will terminate upon:

•	full payment of the redemption price of all preferred securities;

•	distribution of the junior subordinated debentures to the holders of the trust securities; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

An event of default under the preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee’s rights and the obligations of NYCB under the preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantee

Unless otherwise specified in this exhibit, the preferred securities guarantee will constitute an unsecured obligation of NYCB and will rank:

•	subordinate and junior in right of payment to all other liabilities of NYCB, except those made equal or subordinate by their terms;

•

equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB; and

•	senior to NYCB common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Governing Law

The preferred securities guarantee is governed by, and construed in accordance with, the laws of the State of New York.

Relationship Amount the Preferred Securities, the Debentures and the Preferred Securities Guarantee

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the preferred securities (to the extent the trust has funds available for the payment of such distributions) are irrevocably guaranteed by NYCB as and to the extent set forth under “Description of the Preferred Securities Guarantee.” If and to the extent that NYCB does not make payments under the debentures, the trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The preferred securities guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities may institute a legal proceeding directly against NYCB to enforce payment of such distributions to such holder after the respective due dates. Taken together, NYCB’s obligations under the declaration of trust, the debentures, the indenture and the preferred securities guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the trust’s obligations under the preferred securities. The obligations of NYCB under the preferred securities guarantee are subordinate and junior in right of payment to all senior indebtedness of NYCB.

Sufficiency of Payments

As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors:

•	the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities;

•	the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

•

pursuant to the indenture, NYCB, as borrower, will pay, and the trust will not be obligated to pay, all costs, expenses and liabilities of the trust except the trust’s obligations under the preferred securities; and

•	the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Notwithstanding anything to the contrary in the indenture, NYCB has the right to set-off any payment it is otherwise required to make thereunder with and to the extent NYCB has theretofore made, or is concurrently on the date of such payment making, a related payment under the preferred securities guarantee.

Enforcement Rights of Holders of Preferred Securities

If a trust enforcement event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as holder of the debentures against NYCB. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures. The indenture provides that the debenture trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.

If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against NYCB to enforce the property trustee’s rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if NYCB fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action, NYCB will have the right under the indenture to set off any payment made to such holder by NYCB. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Limited Purpose of Trust

The preferred securities evidence beneficial interests in the trust, and the trust exists for the sole purpose of issuing the preferred securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from NYCB the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the trust (or from NYCB under the preferred securities guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Termination

Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. See “Description of the Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of NYCB, the property trustee, as holder of the debentures, would be a subordinated creditor of NYCB, subordinated in right of payment to all senior indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest before any stockholders of NYCB receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to stockholders of NYCB in the event of liquidation or bankruptcy of NYCB should be substantially the same.

Description of the Warrants Component of the BONUSES

The following description of our warrants is a summary and does not purport to be complete. We urge you to read the warrant agreement, including the form of the warrant and the definitions of terms used therein, for additional information. See “Description of Common Stock” above for a description of the NYCB common stock into which the warrants are exercisable.

General

A warrant will, unless exercised or extended, automatically expire on the close of business on May 7, 2051 or earlier as described under “—Optional Redemption.” A warrant will be exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable exercise price. The warrant exercise price was initially $50.

Each warrant, when exercised, initially entitled the holder to purchase 1.4036 fully paid and non-assessable shares of NYCB common stock (the “conversion ratio”). However, the exercise price and the number of shares of NYCB common stock issuable upon a holder’s exercise of a warrant are subject to adjustment in certain circumstances described under “—Anti-Dilution Adjustments.” The current conversion ratio for the warrants is 2.4953 shares of common stock. The conversion price (initially $35.62) is the exercise price (initially $50.00) of the warrant divided by the conversion ratio.

Following an exercise of a warrant which is part of a BONUSES unit, other than an exercise in connection with a redemption of the warrants as described under “—Optional Redemption,” the holder will have a limited right to require the trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the BONUSES unit and to require NYCB to repurchase the debentures. See “Description of the Preferred Securities—Limited Right to Repurchase.”

NYCB’s common stock is listed on the New York Stock Exchange under the trading symbol “NYCB.”

Exercise of Warrants

Absent an extension as described below, a holder may exercise warrants at any time prior to the close of business on May 7, 2051 (as extended, the “expiration date”), unless NYCB has redeemed the warrants on an earlier date in connection with a remarketing as described under “—Optional Redemption.” A holder may exercise warrants by giving notice to the warrant agent no later than 5:00 p.m., New York time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise in lieu of redemption as described under “—Optional Redemption”) will be $50, subject to antidilution adjustments.

Notwithstanding a warrantholder’s desire to exercise its warrants, the warrants will not be exercisable unless, at the time of the exercise:

•

NYCB has a registration statement in effect under the Securities Act covering the issuance and sale of the shares of common stock upon exercise of the warrants or the sale of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act; and

•	the shares have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

•	a then current prospectus is delivered to exercising holders of the warrants.

NYCB currently has an effective registration statement covering the common stock issuable upon exercise of the warrants.

Although NYCB has agreed to use its best efforts to maintain the effectiveness of such a registration statement until the expiration date of the warrants, to continue to have all the shares of common stock issuable upon exercise of the warrants so registered or qualified and to deliver a then current prospectus to the exercising holders of the warrants, there can be no assurance that it will be able to do so.

Notwithstanding the originally scheduled expiration date of the warrants, however, such date will be extended if NYCB was required to but did not maintain an effective registration statement with respect to the shares of common stock underlying the warrants or was required to but did not deliver a then current prospectus to exercising holders of the warrants during the 90 days immediately preceding such originally scheduled expiration date or if NYCB has not maintained the registration or qualification of the shares under applicable state securities laws during the period. The expiration date will extend to the first date after the originally scheduled expiration date for which NYCB has maintained an effective registration statement (and the registration or qualification of the shares of common stock under the applicable state securities laws) and made a then current prospectus available to exercising holders of the warrants for a 90-day period.

In order to exercise a warrant, a holder must, prior to 5:00 p.m., New York time, on the date of exercise:

•	properly complete and execute a form of election to purchase;

•	comply with the procedures described in the warrant agreement; and

•	pay in full in cash (which may be a remarketing payment as described below) the exercise price for each share of NYCB common stock to be received upon exercise of such warrants.

In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cut-off times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics. See “Book-Entry-Only Issuance.”

Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities as discussed under “—Optional Redemption”), by certified or official bank check or by wire transfer to an account that NYCB has designated for that purpose. In no circumstances may holders of BONUSES units tender their preferred securities directly toward payment of the exercise price of the warrants.

Following an exercise of a warrant that is part of a BONUSES unit other than an exercise in connection with a redemption of the warrants as described under “—Optional Redemption,” the holder will have a limited right to require the trust to exchange the related preferred securities for a corresponding amount of debentures and to require NYCB to repurchase those debentures at their principal amount at maturity. See “Description of the Preferred Securities —Limited Right to Repurchase” in this exhibit.

Exercises in Connection with Optional Redemptions

A BONUSES unit holder who exercises the warrant that is part of the BONUSES unit in connection with an optional redemption of the warrants will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See “—Optional Redemption” and “Description of the Preferred Securities—Remarketing,” each in this exhibit. In the event of a failed remarketing (as described under “Description of the Preferred Securities—Remarketing”):

•

the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date); and

•	the holder will still have the option of exercising its warrant in lieu of such redemption by paying the exercise price in cash.

Exercises in Connection with Expiration of Warrants

A BONUSES unit holder who exercises the warrant that is part of the BONUSES unit in connection with the expiration of the warrant will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See “Description of the Preferred Securities—Remarketing” in this exhibit. In the event of a failed remarketing:

•

the warrants will still expire on the expiration date (that is, a successful remarketing of the preferred securities on the corresponding remarketing date will not be a condition to the expiration of the warrants on the expiration date); and

•	the holder will still have the option of exercising its warrant prior to expiration by paying the exercise price in cash.

No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. NYCB may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

If a holder has satisfied all of the procedures for exercising its warrants, and NYCB has satisfied or caused to be satisfied the conditions to exercise set forth above, on the exercise date, NYCB will deliver or cause to be delivered to such holder, or upon such holder’s written order, a certificate representing the requisite number of shares of NYCB common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.

No fractional shares of NYCB common stock will be issued upon exercise of a warrant. At the time of exercise of a warrant, NYCB will pay the holder of such warrant an amount in cash equal to the then current market price of any such fractional share of NYCB common stock.

Unless the warrants are exercised, the holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any NYCB shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as a NYCB shareholder. In the event a bankruptcy or reorganization is commenced by or against NYCB, a bankruptcy court may eliminate or extinguish the warrants as equity securities of NYCB if NYCB is found insolvent. A bankruptcy court may also decide that unexercised warrants are executory contracts that may be subject to NYCB’s rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

Optional Redemption

On or after November 4, 2007, NYCB may, subject to satisfaction of the conditions set forth under “—Conditions to Optional Redemption,” redeem the warrants, in whole, but not in part, for cash in an amount equal to the warrant value if on any date but prior to the expiration date, the closing price of NYCB common stock exceeds and has exceeded 125% of the conversion price of the warrant, as subject to adjustment as described under “—Anti-Dilution Adjustments,” for at least 20 trading days within the immediately preceding 30 consecutive trading days and on the day on which NYCB makes such election.

We refer to these circumstances under which the price of NYCB common stock reaches a specified level for a specified time period as a “reset event.” NYCB may elect to redeem the warrants within ten business days of a reset event.

A “trading day” means any day on which shares of NYCB common stock or other capital stock then issuable upon exercise of the warrants:

•	are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

•	have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of NYCB common stock.

If there occurs a reset event and the conditions to an optional redemption have been satisfied (see “—Conditions to Optional Redemption”) and NYCB elects to redeem the warrants, NYCB will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of BONUSES units, may elect to participate in the remarketing. See “Description of the Preferred Securities—Remarketing.” The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrantholder will have the choice of:

•	receiving the warrant value for such date, which will be equal to $50 minus the accreted value of the preferred security as of the end of the day before the remarketing date; or

•	exercising the warrant by tendering the warrant and the warrant exercise price as of the day before the remarketing date, and following the procedures set forth under “—Exercise of Warrants.”

If the warrantholder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date. To exercise the warrant, the warrantholder will be required to tender cash. If, however,

•	a holder exercising warrants holds such warrants as part of BONUSES units on the remarketing date; and

•	the holder has not opted out of participating in the remarketing of the preferred securities.

Then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants (a “remarketing payment”). In the event of a failed remarketing:

•	the warrants will still be redeemed for cash in an amount equal to the warrant value on the redemption date (which would have also been the remarketing settlement date); and

•	holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.

A redemption of the warrants will be conditioned upon a contemporaneous remarketing—whether successful or failed—of the preferred securities. A warrant will cease to be outstanding upon payment by NYCB of the warrant value on a redemption date or upon exercise of the warrant. In the absence of an election to the contrary, BONUSES unit holders will be deemed to have elected to participate in the remarketing.

Procedures

NYCB must cause written notice of its election to redeem the warrants to be given to the holders of the BONUSES units and the warrants within five business days from the date on which NYCB determines to redeem the warrants following a reset event. NYCB may select a date, not less than five nor more than 20 business days after the date written notice is given to the holders of BONUSES units and warrants, on which the redemption shall occur (the “redemption date”). In addition, notice of redemption will be published in a newspaper of general circulation in New York City, New York no less than five business days before the redemption date.

If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of warrants will cease, except the right of the holders of warrants to receive the warrant value (or NYCB common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.

Subject to applicable law, NYCB or its subsidiaries may at any time and from time to time purchase outstanding warrants by tender, in the open market or by private agreement.

Election to Exercise

At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrantholder may elect, at its option, to exercise its warrants in lieu of a redemption by notifying NYCB of such election; provided that NYCB has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth under “—Exercise of Warrants.” In such event, an electing warrantholder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to NYCB and follow the procedures for exercising warrants specified under “—Exercise of Warrants” in order to effect an exercise on the applicable redemption date. The exercise price in connection with an exercise in lieu of redemption will be the exercise price as of the day before the remarketing date.

The warrants will be redeemed on the redemption date unless a warrantholder has affirmatively elected to exercise its warrants. As a result, upon an election by NYCB to redeem the warrants, a holder may have only four business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrantholder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See “Description of the Warrants—Optional Redemption—Procedures.”

Conditions to Optional Redemption

The following will be conditions precedent to the right (or obligation) of NYCB to redeem the warrants:

•

as of the date on which NYCB elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale or resale of shares of NYCB common stock to the holders of warrants upon exercise of such warrants shall be effective under the Securities Act or such issuance and sale shall be exempt from the registration requirements of the Securities Act and the shares of NYCB common stock shall have been registered, qualified or deemed to be exempt under applicable state securities laws;

•

as of the redemption date, a then current prospectus shall be delivered to exercising holders of the warrants (other than holders who have received warrants in transactions exempt from the registration requirements under the Securities Act); and

•

on the redemption date, NYCB shall have complied with all other applicable laws and regulations, if any, including, without limitation, the Securities Act, necessary to permit the redemption of the warrants.

In addition, the conditions to a contemporaneous remarketing of the preferred securities as described under “Description of the Preferred Securities—Remarketing—Remarketing Procedures” must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.

If a remarketing of preferred securities cannot occur, however, because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

If a redemption cannot occur because of NYCB’s inability to satisfy the four conditions precedent specified above and NYCB is using its best efforts to satisfy such requirements, NYCB will have the right to redeem the warrants on a subsequent date which is no later than the expiration date of the warrants.

Redemption Upon Special Event

If at any time:

•

a tax event or an investment company event occurs and the administrative trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as defined in “Description of the Preferred Securities—Distribution of Debentures Upon Tax or Investment Company Event”) to the trust; or

•	a regulatory capital event occurs (any of the foregoing events, a “special event”)

NYCB may elect, at its option, to redeem the warrants for cash in an amount equal to the warrant value, which will be equal to $50 minus the accreted value of the preferred security as of the end of the day before the remarketing date.

If NYCB elects to cause a redemption of the warrants upon the occurrence of a special event and the conditions to an optional redemption have been satisfied (see “—Conditions to Optional Redemption”), NYCB will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of BONUSES units, may elect to participate in the remarketing. See “Description of the Preferred Securities—Remarketing.” The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrantholder will have the choice of:

•	receiving the warrant value for such date, which will be equal to $50 minus the accreted value of the preferred security as of the end of the day before the remarketing date; or

•	exercising the warrant by tendering the warrant and the warrant exercise price as of the day before the remarketing date, and following the procedures set forth under “—Exercise of Warrants.”

If the warrantholder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date.

The “accreted value” of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each BONUSES unit (i.e., $33.18) plus accretion of the discount (i.e. the difference between the principal amount of $50 and $33.18, the initial purchase price of the preferred securities), calculated using a per annum coupon of 6%, payable quarterly, and an all-in-yield of 9.10% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on the warrant expiration date. For example, because the purchase price of the BONUSES units initially allocable to the preferred securities was $33.18 , the accreted value of a debenture was equal to $33.31 on November 4, 2007, the first date on which NYCB could redeem the warrants.

“Investment company event” means the receipt by the trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), there is more than an insubstantial risk that the trust is or will be considered in an “investment company” that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date on which the preferred securities were initially issued and sold.

“Tax event” means the receipt by the trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (1) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities were initially issued and sold, there is more than an insubstantial risk that (x) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (y) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

A “regulatory capital event” means that NYCB shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the preferred securities would not constitute Tier 1 Capital applied as if NYCB (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System as of the date of this exhibit or its then equivalent).

Conditions to Redemption Upon Special Event

In addition to the four conditions specified under “—Optional Redemption—Conditions to Optional Redemption,” the conditions to a contemporaneous remarketing of the preferred securities as described under “Description of the Preferred Securities—Remarketing—Remarketing Procedures” must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a special event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled. If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth under “—Optional Redemption—Conditions to Optional Redemption” and NYCB is using its best efforts to satisfy such requirements; then NYCB will have the right to redeem the warrants on a subsequent date which is no later than the expiration date of the warrants.

Change of Control

If a change of control (as defined under “Description of the BONUSES units”) occurs, each holder of a warrant will have the right to require NYCB to redeem that holder’s warrant on the date that is 45 days after the date NYCB gives notice at a redemption price in cash equal to 100% of the warrant value of the warrant on the redemption date.

Within 30 days after the occurrence of a change of control, NYCB must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the change of control and of the resulting redemption right. To exercise the redemption right, a warrantholder must deliver on or prior to the 30th day after the date of NYCB’s notice irrevocable written notice to the warrant agent of the holder’s exercise of its redemption right.

Except as described above with respect to a change of control, the warrant agreement does not contain provisions that permit the holders of warrants to require that NYCB redeem the warrants in the event of a takeover, recapitalization or similar transaction. In addition, NYCB could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect NYCB’s capital structure or the value of NYCB’s common stock, but that would not constitute a change of control.

NYCB will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a change of control.

NYCB’s ability to redeem warrants upon the occurrence of a change of control is subject to important limitations. There can be no assurance that NYCB would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by NYCB to redeem the warrants when required following a change of control would result in an event of default under the BONUSES unit agreement.

Anti-Dilution Adjustments

The number of shares of NYCB common stock issuable upon the exercise of the warrants will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:

•	the issuance of NYCB common stock payable as a dividend or distribution on its common stock; . subdivisions and combinations of the common stock of NYCB;

•

the issuance to all holders of NYCB common stock of certain rights or warrants to purchase NYCB common stock (or securities convertible into NYCB common stock) at less than (or having a conversion price per share less than) the current market price of NYCB common stock;

•

the dividend or other distribution to all holders of NYCB common stock of shares of NYCB capital stock or evidences of NYCB indebtedness or its assets (including securities, but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph or distributions or dividends paid exclusively in cash);

•

dividends or other distributions consisting exclusively of cash to all holders of NYCB common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration paid for any tender offers by NYCB or any of its subsidiaries for NYCB common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of NYCB’s market capitalization on the record date for such distribution; market capitalization is the product of the then current market price of NYCB common stock times the number of shares of NYCB common stock then outstanding; and

•

the purchase of NYCB common stock pursuant to a tender offer made by NYCB or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by NYCB or any of its subsidiaries for NYCB common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of NYCB common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of NYCB’s market capitalization on the expiration of such tender offer.

No adjustment in the amount of shares of NYCB common stock issuable upon exercise of a warrant will be required unless such adjustment would require a change of at least 1% in the amount of shares of NYCB common stock issuable upon exercise of a warrant then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the amount of shares of NYCB common stock issuable upon exercise of a warrant will not be adjusted for the issuance of NYCB common stock or any securities convertible into or exchangeable for NYCB common stock or carrying the right to purchase any of the foregoing.

In the case of:

•	any reclassification or change of NYCB common stock (other than changes resulting from a subdivision or combination, or

•

a consolidation, merger or combination involving NYCB or a sale or conveyance to another corporation of all or substantially all of NYCB’s property and assets, in each case as a result of which holders of NYCB common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for NYCB common stock, the holders of the warrants then outstanding will be entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. NYCB will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.

In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution.

If a taxable distribution to holders of NYCB common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of NYCB common stock issuable upon exercise of a warrant, the holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of common stock. See “Material United States Federal Income Tax Considerations—The Warrants.”

NYCB may from time to time, to the extent permitted by law and except in connection with a change of control transaction, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case, NYCB will give at least 15 days’ notice of such decrease. NYCB may make such reductions in the exercise price, in addition to those set forth above, as NYCB’s board of directors deems advisable to avoid or diminish any income tax to holders of NYCB common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Reservation of Shares

NYCB has authorized and will reserve for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

Governing Law

The warrants and the warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Modifications and Amendments of the Warrant Agreement

Modifications of warrants issued as part of BONUSES units may only be made in accordance with the terms of the warrant agreement. We and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants for the purpose of curing any ambiguity or correcting any inconsistent provisions therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of any holder of warrants.

In addition, we and the warrant agent, with the consent of the holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:

•	change the exercise price of the warrants, except as provided in the warrant agreement;

•	reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under “—Anti-Dilution Adjustments”;

•	accelerate the expiration date of the warrants;

•	materially and adversely affect the rights of any holder of warrants; or

•	reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

Enforceability of Rights of Warrantholders; Governing Law

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant may, without anyone else’s consent, enforce by appropriate legal action, on its own behalf, its right to exercise the warrant in the manner provided therein or in the warrant agreement. A warrantholder will not be entitled to any of the rights of a holder of the common stock or other securities purchasable upon the exercise of the warrant before exercising the warrant.

Unsecured Obligations

The warrants are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including warrantholders, to participate in the distribution or recapitalization will be subject to the prior claim of that subsidiary’s creditors.

Book-Entry Only Issuance

General

The BONUSES units and the preferred securities and warrants that are components of the BONUSES units are represented by one or more global securities deposited with, and registered in the name of, DTC or its nominee. Each global security is issued to DTC, which keeps a computerized record of its participants whose clients have purchased the BONUSES units, preferred securities or warrants. Each participant then keeps a record of its clients.

Beneficial interests in a global security are shown on, and transfers of the global security are made only through, records maintained by DTC and its participants. DTC holds securities that its participants (“direct participants” deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

Purchases under the DTC System

When you purchase BONUSES units, preferred securities or warrants through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the BONUSES units, preferred securities or warrants, as the case may be, on DTC’s records. Because you actually own the security, you are the beneficial owner. Your ownership interest will be recorded only on the direct (or indirect) participants’ records.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping an accurate account of the holdings of their customers, like you. Beneficial owners of any BONUSES unit, preferred security or warrant represented by a global security should consult their brokers or other intermediaries as to applicable procedures for (1) separating the BONUSES unit into its component parts and (2) exercising a warrant, whether such warrant is held separately or as a component of a BONUSES unit.

Payments under the DTC System

NYCB, the trust and the property trustee will treat DTC’s nominee as the owner and holder of each global security representing BONUSES units, preferred securities or warrants for all purposes. The property trustee will wire payments in respect of the BONUSES units, preferred securities and warrants to DTC’s nominee.

Exchange of Global Securities

Each of the BONUSES units, preferred securities or warrants represented by a global security will be exchangeable for certificated securities with the same terms only if:

•

DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by the trust within 90 days;

•	NYCB decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or

•	a default under the declaration of trust or the warrant agreement occurs and is continuing.

DESCRIPTION OF THE DEPOSITARY SHARES

In this exhibit, references to “holders” of the depositary shares mean those who own the depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interest in the depositary shares registered in street name or issued in book-entry form through DTC.

This exhibit summarizes specific terms and provisions of the depositary shares relating to our Series A Preferred Stock. Each depositary share represents a 1/40th ownership interest in a share of the Series A Preferred Stock, and is evidenced by a depositary receipt. The shares of the Series A Preferred Stock represented by the depositary shares are deposited under a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., as joint depositary (the “depositary”), and the holders from time to time of the depositary receipts evidencing the depositary shares (the “deposit agreement”). Subject to the terms of the deposit agreement, each holder of depositary shares is entitled, through the depositary, in proportion to the applicable fraction of a share of the Series A Preferred Stock represented by such depositary shares, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). We urge you to read the deposit agreement and form of depositary receipt, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.5 is a part, for additional information about the depositary shares.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of Series A Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of the depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of the depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of the depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of the depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.

The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series A Preferred Stock. Whenever we redeem shares of the Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the depositary shares representing shares of the Series A Preferred Stock so redeemed. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related depositary shares.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by us pro rata, by lot or in such other manner we determine to be equitable. In any such case, we will redeem the depositary shares only in increments of 40 shares and any integral multiple thereof.

Voting of the Series A Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary shares are entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will not vote the amount of the Series A Preferred Stock represented by such depositary shares.

Listing

The depositary shares are listed on the NYSE under the symbol “NYCB PrA.”

Form of the Depositary Shares

The depositary shares are issued in book-entry form through DTC. The Series A Preferred Stock are issued in registered form to the depositary.

Depositary

Computershare, Inc. and Computershare Trust Company, N.A. is the joint depositary for the depositary shares as of the original issue date. We may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as such depositary.

Description of the Series A Preferred Stock

The depositary is the sole holder of the Series A Preferred Stock, as described under “Description of the Depositary Shares” above, and all references in this exhibit to the holders of the Series A Preferred Stock shall mean the depositary. However, the holders of the depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series A Preferred Stock, as described under the “Description of the Depositary Shares.”

The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Incorporation, including the certificate of designations creating the Series A Preferred Stock, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.5 is a part, and the applicable provisions of the Delaware General Corporation Law and federal law governing bank holding companies.

General

Under our Amended and Restated Certificate of Incorporation, we have authority to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series A Preferred Stock. Any additional preferred stock may be issued from time to time in one or more series, each with powers, rights, preferences, qualifications, limitations, restrictions, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights and other rights as our board (or a duly authorized committee of the board) may determine prior to the time of issuance. We have filed the certificate of designations with respect to the Series A Preferred Stock with the Secretary of State of the State of Delaware. No other shares of NYCB preferred stock are issued and outstanding.

The Series A Preferred Stock represents a single series of our authorized preferred stock. Shares of the Series A Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.

The Series A Preferred Stock is convertible into, or exchangeable for, shares of our common stock and is subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series A Preferred Stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

We reserve the right to re-open this series and issue additional shares of Series A Preferred Stock and related depositary shares either through public or private sales at any time and from time to time, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes. The additional shares of Series A Preferred Stock and related depositary shares would be deemed to form a single series with the Series A Preferred Stock and the depositary shares initially issued. In the event that we issue additional shares of the Series A Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series A Preferred Stock ranks:

•	senior to our common stock and all other junior stock;

•

senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of New York Community Bancorp, Inc.; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Holders of the Series A Preferred Stock, in preference to the holders of our common stock and of any other junior stock, are entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for payment, noncumulative cash dividends applied to the Series A liquidation amount of $1,000 per share of the Series A Preferred Stock at a rate per annum equal to (i) 6.375% on each dividend payment date relating to a fixed rate period (and for each such fixed rate period) and (ii) Three-month LIBOR plus 382.1 basis points on each dividend payment date relating to a floating rate period (and for each such floating rate period). A “dividend payment date” means (i) each March 17, June 17, September 17 and December 17, commencing June 17, 2017, to and including March 17, 2027, and (ii) each March 17, June 17, September 17 and December 17, commencing June 17, 2027, except as provided below. If any such date on or before March 17, 2027 is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series A Preferred Stock). If any such date after March 17, 2027 is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends, when, as and if declared, will be paid on such next succeeding business day. However, if the postponement would cause the day to fall in the next calendar month during a floating rate period, the dividend payment date will instead be brought forward to the immediately preceding business day.

A “business day” means each weekday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

A “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Series A Preferred Stock) and continuing to but not including the next succeeding dividend payment date. As that term is used in this exhibit, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.

Dividends will be paid to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series A Preferred Stock will be computed (a) in respect of a fixed rate period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) in respect of a floating rate period, by multiplying the per annum dividend rate in effect for that floating rate period by a fraction, the numerator of which will be the actual number of days in the floating rate period and the denominator of which will be 360, and multiplying the rate obtained by $1,000.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this exhibit refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

“Three-month LIBOR” means, with respect to any floating rate period, the offered rate expressed as a percentage per annum for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate period, as that rate appears on Reuters Screen LIBOR01 as of 11:00 A.M., London time, on the second London banking day immediately preceding the first day of that floating rate period. If Three-month LIBOR does not appear on Reuters Screen LIBOR01, Three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period, commencing on the first day of that floating rate period, and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in that market selected by us and identified to the calculation agent, at approximately 11:00 A.M., London time, on the second London banking day immediately preceding the first day of that floating rate period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, Three-month LIBOR for that floating rate period will be the arithmetic mean of those quotations (rounded upward if necessary to the nearest 0.00001%). If fewer than two quotations are provided, Three-month LIBOR with respect to that floating rate period will be the arithmetic mean (rounded upward if necessary to the nearest 0.00001%) of the rates quoted by three major banks in New York City selected by us and identified to the calculation agent, at approximately 11:00 A.M., New York City time, on the first day of that floating rate period for loans in U.S. dollars to leading European banks for a three-month period, commencing on the first day of that floating rate period and in a principal amount of not less than $1,000,000. If fewer than three banks selected by us and identified to the calculation agent to provide quotations are quoting as described above, Three-month LIBOR with respect to that floating rate period will be the Three-month LIBOR in effect for the prior floating rate period or, in the case of the first floating rate period, the most recent rate that could have been determined had the floating rate period been applicable prior to first floating rate period. The calculation agent’s determination of Three-month LIBOR for each floating rate period and the calculation of the amount of dividends for each dividend period will be final and binding in the absence of manifest error.

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Reuters Screen LIBOR01” means the display on the Reuters Eikon (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for U.S. Dollar deposits).

Restrictions on Dividends

So long as any share of the Series A Preferred Stock remains outstanding, no dividend will be declared or paid on the common stock or any other shares of junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under any such plan), unless (i) full dividends for the last preceding dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) and (ii) we are not in default on our obligation to redeem any shares of Series A Preferred Stock that have been called for redemption. NYBC will not purchase, redeem or otherwise acquire, directly or indirectly, for consideration any shares of common stock or other junior stock (other than (1) as a result of a reclassification of such junior stock for or into other junior stock, (2) the exchange or conversion of one share of such junior stock for or into another share of such junior stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (4) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (6) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) nor will we pay or make available any monies for a sinking fund for the redemption of any shares of common stock or any other shares of junior stock during a dividend period, unless the full dividends for the most recently completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

If dividends are not paid in full upon the Series A Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series A Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Series A Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock, any other junior stock and any dividend parity stock from time to time out of funds legally available for such payment, and the Series A Preferred Stock will not be entitled to participate in any such dividend.

Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, and the certificate of designations creating the Series A Preferred Stock provides that dividends on the Series A Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy rules.

Redemption

The Series A Preferred Stock is perpetual and has no maturity date. We may, at our option, with the prior approval of the FRB or any successor appropriate federal banking agency, redeem the shares of the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in March 2027, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a cash redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series A Preferred Stock called for redemption. Dividends will cease to accrue on the shares of the Series A Preferred Stock called for redemption from and including the redemption date. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Series A Preferred Stock, we must either (i) demonstrate to the satisfaction of the FRB that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Series A Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify tier 1 capital under regulations of the FRB immediately following or concurrent with redemption.

A “Regulatory Capital Treatment Event” means the good faith determination by NYCB that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the FRB and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of any share of the Series A Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of any share of the Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the original issue date of any share of the Series A Preferred Stock, there is more than an insubstantial risk that New York Community Bancorp, Inc. will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series A Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the FRB (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of the Series A Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

If fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series A Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of every redemption of the Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Series A Preferred Stock is held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series A Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of the Series A Preferred Stock.

Each notice will state:

•	the redemption date;

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the number of shares of the Series A Preferred Stock to be redeemed and, if less than all shares of the Series A Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price or the manner of its calculation; and

•	if Series A Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series A Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Series A Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Our right to redeem the Series A Preferred Stock is subject to the prior approval of the FRB or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the appropriate federal banking agency will approve any redemption of the Series A Preferred Stock that we may propose. Moreover, unless the FRB authorizes us to do otherwise in writing, we expect that we will redeem the Series A Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element—for example, common stock or another series of noncumulative perpetual preferred stock.

Holders of the Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series A Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the Series A liquidation amount of $1,000 per share, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other junior stock. In addition, the Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series A Preferred Stock and all holders of any of our stock ranking equally with the Series A Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of NYCB, the amounts paid to the holders of the Series A Preferred Stock and to such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series A Preferred Stock has been paid in full to all holders of the Series A Preferred Stock and such other stock, the holders of our common stock or any other junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting rights

Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends

If and when the dividends on the Series A Preferred Stock and any other class or series of our preferred stock that we may issue in the future, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Series A Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series A Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Series A Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series A Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors.

At any time after this voting power has vested as described above, our Corporate Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock and voting parity stock (addressed to the Corporate Secretary at our principal office) must, call a special meeting of the holders of the Series A Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series A Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series A Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series A Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Under the FRB’s regulations implementing the Bank Holding Company Act (the “BHC Act”), if any holder of any series of preferred stock (including the Series A Preferred Stock) is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the FRB under the BHC Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the FRB under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

Other voting rights

So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Amended and Restated Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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Amendment of Certificate of Incorporation or Bylaws. Any amendment of our Amended and Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws that would materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock (taken as a whole); provided that the amendment of our Amended and Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of dividend parity stock or other series of preferred stock ranking equally with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of NYCB shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with or into another corporation, or any merger or consolidation of us with or into any entity other than a corporation unless in each case (x) the shares of the Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series A Preferred Stock pursuant to the preceding paragraph if such change were effected by an amendment of our Amended and Restated Certificate of Incorporation.

Each holder of the Series A Preferred Stock has one vote per share on any matter on which holders of the Series A Preferred Stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Amended and Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect the Series A Preferred Stock and one or more but not all other series of our preferred stock, then only the Series A Preferred Stock and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated liquidation amounts (in lieu of all other series of our preferred stock).

No preemptive and conversion rights

Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent & Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series A Preferred Stock at such time. We expect to appoint a calculation agent prior to the commencement of the floating rate period. We may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all times during the floating rate period, a person or entity appointed and serving as such agent.